FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): August 31, 1999

                                NetCommerce, Inc.
             (Exact name of registrant as specified in its charter.)

                                     Nevada
                    (State of incorporation or organization)


                                   33-23430-D
                            (Commission File Number)

                                   84-1091271
                      (I.R.S. Employee Identification No.)

           4695 MacArthur Court, Suite 530, Newport Beach, California
                    (Address of principal executive offices)

                                      92660
                                   (Zip Code)

       Registrant's telephone number, including area code: (949) 833-5381

                            Virtual Enterprises, Inc.
          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant

                  In conjunction with the restating and amending the Articles of Incorporation discussed in Item 5. below, the Company increased its authorized capital stock from Fifty Million (50,000,000) shares of $0.01 par value common stock to Seventy Five Million (75,000,000) shares of $0.001 par value common stock and Twenty Five Million (25,000,000) shares of $0.001 par value preferred stock. There was no change to the current issued and outstanding stock as a result of this action and all rights and preferences remain the same.

Item 2.  Acquisition or Disposition of Assets

                  N/A

Item 3.  Bankruptcy or Receivership

                  N/A

Item 4.  Changes in Registrant's Certifying Accountant

                  N/A

Item 5.  Other Events

                  On August 31, 1999, the Company received notice of filing and acceptance by the Nevada Secretary of State of its restated and amended Articles of Incorporation. In the process, the name of the Company was changed from Virtual Enterprises, Inc. to NetCommerce, Inc. to better reflect its new corporate direction. The new Cusip number is 641082 10 2. The new symbol for the Company is NEET. The new symbol will be effective September 9, 1999.

Item 6.  Resignation of Registrant's Directors

                  N/A

Item 7.  Financial Statements and Exhibits

                  N/A

Item 8.  Change in Registrant's Fiscal Year

                  N/A

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                                    SIGNATURE



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NetCommerce, Inc.
                                        (Registrant)

Dated: August 31, 1999                  By:  /s/  Fred G. Luke
                                             ----------------------------------
                                                  Fred G. Luke,
                                                  Chairman of the Board
                                                  and President

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